UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2008
T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (410) 345-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD
Item 7.01. Regulation FD Disclosure.
     On June 5, 2008, we issued a press release reporting our board’s decision to increase our share repurchase authorization by 15 million shares. A copy of this press release is attached hereto as Exhibit 99 to this Current Report on Form 8-K. The press release also contains information about the second quarter dividend to be paid later this month.
     The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
99 Press Release dated June 5, 2008.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.

By:	/s/ Kenneth V. Moreland Kenneth V. Moreland Vice President and Chief Financial Officer
Date: June 5, 2008